BY-LAWS
                          (as amended August 2, 1984)

                                    OF

                      THE BOND FUND FOR BANK TRUST DEPARTMENTS
                                (BFBT FUND)

                                 ARTICLE I

                               The Trustees

SECTION 1. Initial Trustees, Election and Term of Office. In the year 1983 or 1984, on a date fixed by the Trustees, the shareholders of the Trust shall elect not less than three Trustees. The initial Trustees named in the Preamble of the Declaration of Trust dated February 17, 1983, as from time to time amended (the "Declaration of Trust"), and any additional Trustees appointed pursuant to
Section 4 of this Article I, shall serve as Trustees until the 1983 or 1984 election and until their successors are elected and qualified. The Trustees elected at such 1983 or 1984 election shall serve as Trustees during the lifetime of the Trust, except as otherwise provided below.

SECTION 2. Number of Trustees. The number of Trustees shall be fixed by the Trustees, provided, however, that such number shall at no time exceed eighteen.

SECTION 3. Resignation and Removal. Any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein. Any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instruments signed by a majority of the other Trustees, specifying the date of his retirement. Any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal,specifying the date when such removal shall become effective.

                  No natural person shall serve as a Trustee of the Trust after the holders of record of not less than two-thirds of the outstanding shares of beneficial interest of the Trust (the "shares") have declared that he be removed from that office by a declaration in writing signed by such holders and filed with the Custodian of the assets of the Trust or by votes cast by such holders in person or by proxy at a meeting called for the purpose. Solicitation of such a declaration shall be deemed a solicitation of a proxy within the meaning of
Section 20(a) of the Investment Company Act of 1940 (the "Act"").

                  The Trustees of the Trust shall promptly call a meeting of the shareholders for the purpose of voting upon a question of removal of any such Trustee or Trustees when requested in writing so to do by the record holders of not less than 10 per centum of the outstanding shares.

                  Whenever ten or more shareholders of record of the Trust who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least 1 per centum of the outstanding shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting of shareholders pursuant to this Section 3 and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either

                  (1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Trust; or

                  (2) inform such applicants as to the approximate number of shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.


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                  If the  Trustees  elect to  follow  the  course  specified  in subparagraph (2) above of this Section 3 the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with the Securities and Exchange Commission ("the Commission"), together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits
to  state  facts  necessary  to  make  the  statements   contained  therein  not
misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

                  After the Commission has had an opportunity for hearing upon the objections specified in the written statement so filed by the Trustees, the Trustees or such applicants may demand that the Commission enter an order either sustaining one or more of such objections or refusing to sustain any of such objections. If the Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustees shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

                  Until such provisions become null, void, inoperative and removed from these By-Laws pursuant to the next sentence, the provisions of all but the first paragraph of this Section 3 may not be amended or repealed without the vote of a majority of the Trustees and a majority of the outstanding shares of the Trust. These same provisions shall be deemed null, void, inoperative and removed from these By-Laws upon the effectiveness of any amendment to the Act which eliminates them from Section 16 of the Act or the effectiveness of any successor Federal law governing the operation of the Trust which does not contain such provisions.

SECTION 4. Vacancies. In case of the declination, death, resignation, retirement, removal, or inability of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office whereupon the appointment shall take effect. Within three months of such appointment the Trustees shall cause notice of such appointment to be mailed to each shareholder at his address as recorded on the books of the Trustees. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate and the estate of each series of the Trust shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder and under the Declaration of Trust. The power of appointment is subject to the provisions of Section 16(a) of the Act.

                  Whenever a vacancy among the Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from the Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy, absence or incapacity shall be conclusive, provided, however, that no vacancy shall remain unfilled for a period longer than six calendar months.



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SECTION 5. Temporary Absence of Trustee.  Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

SECTION 6. Effect of Death, Resignation, Removal, Etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Declaration of Trust or these By-Laws.


                                  ARTICLE II

                          Officers and Their Election

SECTION 1. Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers or agents as the Trustees may time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

SECTION 2. Election of Officers. The Treasurer and Secretary shall be chosen annually by the Trustees. The President shall be chosen annually by and from the Trustees.

           Except for the offices of President and Secretary, two or more offices may be held by a single person. The officers shall hold office until their successors are chosen and qualified.

SECTION 3. Resignations and Removals. Any officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary, which shall take effect on being so filed or at such time as may otherwise be specified therein.The Trustees may at any meeting remove an officer.


                              ARTICLE III

                Powers and Duties of Trustees and Officers

SECTION 1. Trustees. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or with these By-Laws.

SECTION 2. Executive and Other Committees. The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust, including the purchase and sale of securities, while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by the Trustees.



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SECTION 3.  Chairman of the Trustees.  The Trustees  may, but need not,  appoint from among their number a Chairman. When present he shall preside at the meetings of the shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. He shall be an executive officer of this Trust and shall have, with the President, general supervision over the business and policies of this Trust, subject to the limitations imposed upon the President, as provided in Section 4 of this Article III.

SECTION 4. President. In the absence of the Chairman of the Trustees, the President shall preside at all meetings of the shareholders. Subject to the Trustees and to any committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

SECTION 5. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank or trust company as the Trustees shall employ as custodian in accordance with Article VII of the Declaration of Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding the business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to foregoing as the Trustees may from time to time designate.

SECTION 6. Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings. He shall have custody of the seal, if any, of the Trust and shall perform such duties additional to the foregoing as the Trustees may from time to time designate.

SECTION 7. Other Officers. Other officers elected by the Trustees shall perform such duties as the Trustees may from time to time designate.

SECTION 8. Compensation. The Trustees and officers of the Trust may receive such reasonable compensation from the Trust for the performance of their duties as the Trustees may from time to time determine.


                             ARTICLE IV

                       Meetings of Shareholders

SECTION 1. Meetings. Meetings of the shareholders may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of ten percent (10%) or more of the total number of shares of the then issued and outstanding shares of the Trust entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

SECTION 2. Place of Meetings. Meetings of the shareholders shall be held at the principal place of business of the Trust in Boston, Massachusetts, unless a different place within the United States is designated by the Trustees and stated as specified in the respective notices or waivers of notice with respect thereto.



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SECTION 3.  Notice of  Meetings.  Notice of all  meetings  of the  shareholders, stating the time, place and the purposes for which the meetings are called, shall be given by the Secretary to each shareholder entitled to vote thereat, and to each shareholder who under the By-Laws is entitled to such notice, by mailing the same postage paid, addressed to him at his address as it appears upon the books of the Trust, at least twenty (20) days before the time fixed for the meeting, and the person giving such notice shall make an affidavit with respect thereto. If any shareholder shall have failed to inform the Trust of his post office address, no notice need be sent to him. No notice need be given to any shareholder if a written waiver of notice, executed before or after the meeting by the shareholder or his attorney thereunto authorized, is filed with the records of the meeting; provided that if a series of shares is entitled to vote as a separate series on any matter, then in the case of that matter a quorum shall consist of the holders of a majority of the total number of shares of the then issued and outstanding shares of that series entitled to vote at the meeting. Shares owned directly or indirectly by the Trust, if any, shall not be deemed outstanding for this purpose.

SECTION 4. Quorum. Except as otherwise provided by law, to constitute a quorum for the transaction of any business at any meeting of shareholders, there must be present, in person or by proxy, holders of a majority of the total number of shares of the then issued and outstanding shares of the Trust entitled to vote at such meeting; provided that if a series of shares is entitled to vote as a separate series on any matter, then in the case of that matter a quorum shall consist of the holders of a majority of the total number of shares of the then issued and outstanding shares of that series entitled to vote at the meeting. Shares owned directly or indirectly by the Trust, if any, shall not be deemed outstanding for this purpose.

                  If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of shareholders at the time and place of any meeting, the shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

SECTION 5. Voting. At each meeting of the shareholders every shareholder of the Trust shall be entitled to one (1) vote in person or by proxy for each of the then issued and outstanding shares of the Trust then having voting power in respect of the matter upon which the vote is to be taken, standing in his name on the books of the Trust at the time of the closing of the transfer books for the meeting, or, if the books be not closed for any meeting, on the record date fixed as provided in Section 4 of Article VI of these By-Laws for determining the shareholders entitled to vote at such meeting, or if the books be not closed and no record date be fixed, at the time of the meeting. The record holder of a fraction of a share shall be entitled in like manner to a corresponding fraction of a vote. Notwithstanding the foregoing, the Trustees may, in conjunction with the establishment of any series of shares, establish conditions under which the several series shall have separate voting rights or no voting rights.

                  All elections of Trustees shall be conducted in any manner approved at the meeting of the shareholders at which said election is held, and shall be by ballot if so requested by any shareholder entitled to vote thereon. The persons receiving the greatest number of votes shall be deemed and declared elected. Except as otherwise required by law or by the Declaration of Trust or by these By-Laws, all matters shall be decided by a majority of the votes cast, as hereinabove provided, by persons entitled to vote thereon. With respect to the submission of a management or investment advisory contract or a change in investment policy to the shareholders for any shareholder approval required by the Act, such matter shall be deemed to have been effectively acted upon with respect to any series of shares if the holders of the lesser of





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                  (i)67 per centum or more of the shares of that series present or represented at the meeting if the holders of more than 50 per centum of the outstanding shares of that series are present or represented by proxy at the meeting or

                  (ii)more than 50 per centum of the outstanding shares of that series

vote for the approval of such matter, notwithstanding (a) that such matter has not been approved by the holders of a majority of the outstanding voting securities of any other series affected by such matter (as described in Rule 18f-2 under the Act) and (b) that such matter has not been approved by the vote of a majority of the outstanding voting securities of the Trust (as defined in the Act).

SECTION 6. Proxies. Any shareholder entitled to vote upon any matter at any meeting of the shareholders may so vote by proxy, but no proxy which is dated more than six months before the meeting named therein shall be accepted and no such proxy shall be valid after the final adjournment of such meeting. Every proxy shall be in writing subscribed by the shareholder or his duly authorized attorney and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary or person acting as secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise.

SECTION 7. Consents. Any action which may be taken by shareholders may be taken without a meeting if a majority of shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of shareholders.


                                   ARTICLE V

                               Trustees Meetings

SECTION 1. Meetings. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman, President or by any other Trustee at the time being in office. Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

SECTION 2. Notices. Notice of regular or stated meetings need not be given. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or by the Trustee calling the meeting and shall be mailed to each Trustee at least two (2) days before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address or personally delivered to him at least one (1) day before the meeting. Such notice may, however, be waived by all the Trustees. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting.



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SECTION 3. Consents. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meetings. Such consent shall be treated as a vote at a meeting for all purposes.

SECTION 4. Place of Meetings. The Trustees may hold their meetings outside of the Commonwealth of Massachusetts, and may, to the extent permitted by law, keep the books and records of the Trust, and provide for the issue, transfer and registration of its stock, outside of said State at such places as may, from time to time, be designated by the Trustees.

SECTION 5. Quorum and Manner of Acting. A majority of the Trustees in office shall be present in person at any regular stated or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by the Declaration of Trust, by these By-Laws or by statute) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.


                                  ARTICLE VI

                         Shares of Beneficial Interest

SECTION 1. Certificates of Beneficial Interest. Certificates for shares of beneficial interest of any series of shares of the Trust, if issued, shall be in such form as shall be approved by the Trustees. They shall be signed by, or in the name of, the Trust by the President and by the Treasurer and may, but need not be, sealed with seal of the Trust; provided, however, that where such certificate is signed by a transfer agent or a transfer clerk acting on behalf of the Trust or a registrar other than a Trustee, officer or employee of the Trust, the signature of the President or Treasurer and the seal may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Trust whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates may nevertheless be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers of the Trust.

SECTION 2. Transfer of Shares. Transfers of shares of beneficial interest of any series of shares of the Trust shall be made only on the books of the Trust by the owner thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent, and only upon the surrender of any certificate or certificates for such shares. The Fund shall not impose any restrictions upon the transfer of the shares of any series of the Fund, but this requirement shall not prevent the charging of customary transfer agent fees.

SECTION 3. Transfer Agent and Registrar; Regulations. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Trustees, where the shares of beneficial interest of the Trust shall be directly transferable. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more registry offices, each in the charge of a registrar designated by the Trustees, where such shares shall be registered, and no certificate for shares of the Trust in respect of which a transfer agent and/or registrar shall have been designated shall be valid unless countersigned by such transfer agent and/or registered


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by such registrar.  The principal transfer agent shall be in the Commonwealth of
Massachusetts and shall have charge of the stock transfer books, lists and records, which shall be kept in Massachusetts in an office which shall be deemed to be the stock transfer office of the Trust. The Trustees may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Trust.

SECTION 4. Closing of Transfer Books and Fixing Record Date. The Trustees may fix in advance a time which shall be not more than sixty (60) days before the date of any meeting of shareholders, or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. The Trustees may, without fixing such record date, close the transfer books for all or any part of such period for any of the foregoing purposes.

SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any shares of a series of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of the certificate therefor, and the Trustees may, in their discretion, cause new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, in any case, if the Trustees shall so determine, upon the delivery of a bond in such form and in such sum and with such surety or sureties as the Trustees may direct, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 6. Record Owner of Stock. The Trust shall be entitled to treat the person in whose name any share of a series of the Trust is registered on the books of the Trust as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.


                                  ARTICLE VII

                                  Fiscal Year

                  The fiscal year of the Trust shall be the calendar year, provided, however, that the Trustees may from time to time change the fiscal year.


                                 ARTICLE VIII

                                     Seal

                  The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.



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                                  ARTICLE IX

                              Inspection of Books

                  The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right of inspecting any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the shareholders.


                                   ARTICLE X

                                   Custodian

                  The following provisions shall apply to the employment of the Custodian pursuant to Article VII of the Declaration of Trust and to any contract entered into with the Custodian so employed:

                  (a) The Trustees shall cause to be delivered to the Custodian all securities owned by the Trust or to which it may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan, or other disposition thereof, against receipt by the Custodian of the consideration therefor or a certificate of deposit or a receipt of an issuer or of its transfer agent, or to a securities depository as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended, all as the Trustees may generally or from time to time require or approve, or to a successor Custodian; and the Trustees shall cause all funds owned by the Trust or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to shareholders, or to a successor Custodian.

                  (b) In case of the resignation, removal or inability to serve of any such Custodian, the Trustees shall promptly appoint another bank or trust company meeting the requirements of said Article VII as successor Custodian. The agreement with the Custodian shall provide that the retiring Custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that pending appointment of a successor Custodian, or a vote of the shareholders to function without a Custodian, the Custodian shall not deliver funds and property of the Trust to the Trustees, but may deliver them to a bank or trust company doing business in Boston Massachusetts, of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, as the property of the Trust to be held under terms similar to those on which they were held by the retiring Custodian.



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                                 ARTICLE XI

                  Limitation of Liability and Indemnification

SECTION 1. Limitation of Liability. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained in the Declaration of Trust or herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

SECTION 2. Indemnification of Trustees and Officers. The Trust shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or has been a Trustee, officer, employee or agent of the Trust, or is or has been serving at the request of the Trust as a Trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that:

                  (a) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust,

                  (b) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful,

                  (c) unless ordered by a court, indemnification shall be made only as authorized in the specific case upon a determination that indemnification of the Trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs (a) and (b) above and (e) below,such determination to be made based upon a review of readily available facts
                          (as opposed to a full trial-type inquiry) by (i) vote
                           of a majority of the Disinterested Trustees acting on
                           the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (ii) by independent legal counsel in a written opinion.

                  (d) in the case of an action or suit by or in the right of the Trust to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjusted to be liable for negligence or misconduct in the performance of his duty to the Trust unless and only to the extent that the court in which such action or suit is brought, or a court of equity in the county in which the Trust has its principal office, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper, and

                  (e) no indemnification or other protection shall be made or given to any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  Expenses (including attorneys' fees) incurred with respect to any claim, action, suit or proceeding of the character described in the preceding paragraph shall be paid by the Trust in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Trust as authorized by this Article, provided that either:

                  (1) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

                  (2)      a majority of the  Disinterested  Trustees  acting on
                           the  matter  (provided   that  a  majority   of  the
                           Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts(as opposed to a full trial-type inquiry), that
                           there is  reason  to  believe  that  the   recipient
                           ultimately will be found entitled to indemnification.

                  As used in this Section 2, a "Disinterested Trustee" is one who is not (i) an "Interested Person", as defined in the Act, of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation, or order of the Securities and Exchange Commission), or (ii) involved in the claim, action, suit or proceeding.

                  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, or with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 3. Indemnification of Shareholders. In case any shareholder or former shareholder shall be held to be personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the appropriate series of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the shareholder, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon.


                                  ARTICLE XII

                           Underwriting Arrangements

                  Any contract entered into for the sale of shares of the Trust pursuant to Article VIII, Section 2 of the Declaration of Trust shall require the other party thereto (hereinafter called the "underwriter") whether acting as principal or as agent to use reasonable efforts, consistent with the other business of the underwriter, to secure purchasers for the shares of the Trust.

                  The underwriter may be granted the right

                  (a) To purchase as principal, from the Trust, at not less than net asset value per share, the shares needed, but no more than the shares needed (except for clerical errors and errors of transmission), to fill unconditional orders for shares of the Trust received by the underwriter.

                  (b) To purchase as principal, from shareholders of the Trust at not less than net asset value per share such shares as may be presented to the Trust, or the transfer agent of the Trust, for redemption and as may be determined by the underwriter in its sole discretion.

                  (c) to resell any such shares purchased at not less than net asset value per share.


                                 ARTICLE XIII

                           Report to Shareholders

                  The Trustees shall at least semi-annually submit to the shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.


                                  ARTICLE XIV

                             Certain Transactions

SECTION 1. Long and Short Positions. Except as hereinafter provided, no officer or Trustee and no partner, officer, director or shareholder of the manager or investment adviser of the Trust or of the underwriter of the Trust, and no manager or investment adviser or underwriter of the Trust, shall take long or short positions in the securities issued by the Trust.

                  (a) The foregoing provision shall not prevent the underwriter from purchasing from the Trust shares of the Trust from the Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for such shares received by the underwriter, and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the underwriter of purchase orders for such shares, unless the underwriter is otherwise instructed by its customer.

                  (b)      The  foregoing   provision   shall  not  prevent  the
                           underwriter from purchasing shares of the Trust as agent for the account of the Trust.

                  (c) The foregoing provision shall not prevent the purchase from the Trust or from the underwriter of shares issued by the Trust by any officer or Trustee of the Trust or by any partner, officer, director or shareholder of the manager or investment adviser of the Trust at the price available to the public generally at the moment of such purchase or, to the extent that any such person is a shareholder, at the price available to shareholders of the Trust generally at the moment of such purchase, or as described in the current Prospectus of the Trust.

SECTION 2. Loans of Trust Assets. The Trust shall not lend assets of the Trust to any officer or Trustee of the Trust, or to any partner, officer, director or shareholder of, or person financially interested in, the manager or investment adviser of the Trust, or the underwriter of the Trust, or to the manager or investment adviser of the Trust or to the underwriter of the Trust.

SECTION 3. Miscellaneous. The Trust shall not permit any officer or Trustee, or any officer or director of the manager or investment adviser or underwriter of the Trust, to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (i) officers and Trustees of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or otherwise financially interested in the manager or investment adviser or underwriter of the Trust;
(ii) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the manger or investment adviser or underwriter of the Trust if such transaction is exempt from the applicable provisions of the Act; (iii) purchases of investment from the portfolio of the Trust or sales of investments owned by the Trust through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (iv) employment of legal counsel, registrar, transfer agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust if only customary fees are charged for services to the Trust; (v) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust is an officer, trustee or director or otherwise financially interested.

                  References to the manager or investment adviser of the Trust contained in this Article XIV shall also be deemed to refer to any sub-adviser appointed in accordance with Article VIII, Section 1 of the Declaration of Trust.



                              ARTICLE XV

                              Amendments

                  Except as provided in Section 3 of Article I of these By-Laws for the portions of such Section 3 referred to therein, these By-Laws may be amended at any meeting of the Trustees by a vote of a majority of the Trustees then in office.


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